UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014

FIRST MARINER BANCORP

(Exact name of registrant as specified in charter)

Maryland	000-21815	52-1834860
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1501 S. Clinton Street, Baltimore, MD 21224

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (410) 342-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                            Other Events.

On February 13, 2014, the United States Bankruptcy Court for the District of Maryland (the “Bankruptcy Court”) entered an Interim Order Establishing Notification and Hearing Procedures for Transfers of Certain Equity Securities, and Granting Related Relief (the “Interim Order”) (In re First Mariner Bancorp., No. 14-11952 (DER), Dkt. No. 47 (Bankr. D. Md. Feb. 13, 2014). On March 12, 2014, the Bankruptcy Court approved the Interim Order on a final basis (the “Final Order”). The Final Order establishes notice procedures to govern certain transfers of First Mariner Bancorp’s equity securities, as well as procedures for objecting to such transfers in certain circumstances, and provides that transfers of First Mariner Bancorp equity securities in violation of such procedures are void. The Final Order will continue until modified or terminated by the Bankruptcy Court.

Item 9.01.                            Financial Statements and Exhibits.

(d) Exhibits

99.1     Order Establishing Notification and Hearing Procedures for Transfers of Certain Equity Securities, and Granting Related Relief

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Date: March 24, 2014	/s/ Paul B. Susie
Paul B. Susie
Chief Financial Officer